Exhibit 99.1

Sterling Financial Corporation
2006 Executive Annual Gain-Sharing Plan
Performance Factors

The following table sets forth the percentages of annual base salary of the Corporation’s Executive Officers for fiscal year 2006 that each of them may achieve upon the attainment of the established Threshold, Budget, Long-term Goal, and Maximum performance goals under the Executive Annual Gain-Sharing Plan:

Fiscal Year 2006

% of Base Salary

Position or Title	Key Measure	Threshold	Budget	LT Goal	Max.
President and CEO	EPS	4.2%	13.2%	21.0%	54.0%
	ROE	1.4%	4.6%	7.0%	18.0%
	Efficiency Ratio	1.4%	4.5%	7.0%	18.0%
Position or Title	Key Measure	Threshold	Budget	LT Goal	Max.

Chief Banking Officer	EPS	4.2%	11.9%	18.6%	45.0%
Chief Revenue Officer	ROE	1.4%	4.2%	6.2%	15.0%
	Efficiency Ratio	1.4%	4.0%	6.2%	15.0%
Position or Title	Key Measure	Threshold	Budget	LT Goal	Max.

Chief Financial Officer	EPS	4.2%	9.3%	13.8%	36.0%
	ROE	1.4%	3.2%	4.6%	12.0%
	Efficiency Ratio	1.4%	3.2%	4.6%	12.0%

Position or Title	Key Measure	Threshold	Budget	LT Goal	Max.
Group Executive -	EPS	3.6%	7.8%	11.5%	30.0%
Financial Services Group	Efficiency Ratio	1.4%	3.2%	4.6%	12.0%
Group Executive -	Indiv. Performance	Range	0%	to	18.0%
Chief Information Officer
Group Executive -
People & Planning
Senior Vice President -
Personal Services
Senior Vice President -
Business Services
Senior Vice President -
High Net Worth